Ref. TorOrTor. 3219/2541

                                                                    16 June 1998


 Subject       Permission for Additional Area for Duty Free Shop under the name
               Harrods

 To            Managing Director, King Power Duty Free Co., Ltd.

 Reference     Your letter, Ref. KorFor. 174/2541 dated 22 May 1998


 Enclosure     Chart showing location of the leased area, 1 sheet





Pursuant to the referenced letter, King Power Duty Free Co., Ltd. has expressed an intention to lease additional area in front of Duty Free Shop of Harrods merchandize, Departure Lounge, Building 1, for setting tables displaying the merchandize, three points of 1 square metre each, as detailed therein.


Airports Authority of Thailand (AAT) has considered the matter and would be pleased to permit the Company to lease additional space as requested. The details are as follows:


1. The area AAT has given permission to the Company to lease for setting table for displaying merchandize, three points, has been designated Plot No. 3265 P/l, in front of Plot No. 3265 P, 3 Floor, Departure Lounge, Building 1, for 4.50 square metre, the location of which indicated in the attached chart.

2. AAT will commence the lease and collect the rents, fees and taxes from 16 June 1998, as follows:


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     2.1  Rent is Baht 750.-  (Seven  Hundred  Fifty Baht) per square  metre per month


     2.2 Fee for using services in the airport building at 15 % of the monthly rent


     2.3 Building and land taxes at 12.50% of the monthly rent, whereby fraction of a month will be calculated as one month.


3. The Company is requested to proceed with the Lease Agreement at Legal Division, Administration Dhepartment, 2nd Floor of AAT's Head Office, Vibhavadi Rangsit Road, Tel. 5351405 or 535-1815.


Please be informed accordingly.




                                          Yours sfficerely,





                             Wing Commander
                                          (Uthai Thaisanthad)
                                  General Manager, Bangkok International Airport
                                          On behalf of Governor

 Airport Department

Tel. 535-1262
Fax  535-1065